Exhibit 10.6


                                 AGREEMENT AND
                        BILL OF TRANSFER AND ASSIGNMENT


         This AGREEMENT AND BILL OF TRANSFER AND ASSIGNMENT ("Bill of Transfer") is made as of this 1st day of October, 1996, between Cornerstone Realty Group, Inc., a Virginia corporation (the "Company"), and Cornerstone Realty Income Trust, Inc., a Virginia corporation (the "Acquiror").

                                    RECITALS

         A. The Company was engaged to serve as acquisition agent and real estate broker to the Acquiror pursuant to a Property Acquisition/Disposition Agreement dated July 1, 1994 between the Company and the Acquiror (the "Acquisition/Disposition Agreement") in exchange for payment by the Acquiror of certain acquisition and disposition fees.

         B. The Company has agreed to transfer all of the Company's rights and interests in the Acquisition/Disposition Agreement to the Acquiror for cash in the amount of $1,325,000 to be paid by the Acquiror.

        NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

        1. The Company hereby transfers, conveys, assigns and delivers to the Acquiror all of the Company's rights and interests in, to and under the Acquisition/Disposition Agreement (collectively, the "Transferred Assets"). The Company acknowledges that it is entitled only to acquisition and

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disposition fees under the Acquisition/Disposition Agreement earned during the period preceding September 1, 1996.

         2. In exchange for the Transferred Assets the Acquiror shall pay to the Company cash in the amount of $1,325,000.

         3. Except as set forth in Paragraph 4 below, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any person, firm or corporation other than the parties hereto any remedy or claim.

         4. The provisions of this Agreement are intended to be binding upon the Company, its successors and permitted assigns, and are for the benefit of the Acquiror, its successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement and Bill of Transfer and Assignment as of the date set forth above.

The Company:

CORNERSTONE REALTY GROUP, INC.


By: /s/ Glade M. Knight
-------------------------
Title: President


The Acquiror:

CORNERSTONE REALTY INCOME TRUST, INC.


By: /s/ S. J. Olander, Jr.
-----------------------------
Title: Vice President



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